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          National Propane                             William R. Huber
          Suite 1700, IES Tower                        Director of Marketing
          200 First Street SE
          Cedar Rapids, IA 52401
          Tel 319-365-1550
          FAX 319-365-5152

CONTACT:  William R. Huber
          National Propane Corporation
          319-365-1550


          Ron Rominiecki
          National Propane Corporation
          319-365-1550


                        NATIONAL PROPANE PARTNERS, L.P.
                        ANNOUNCES QUARTERLY DISTRIBUTION


Cedar Rapids, IA, January 27, 1997 - National Propane Corporation, the Managing General Partner of National Propane Partners, L.P. (NYSE:NPL), a partnership headquartered in Cedar Rapids, IA, announced today that it has declared a quarterly distribution of $.525 per unit payable on February 14, 1997 to the holders of record at the close of business on February 5, 1997.

National Propane Partners, L.P. has operations concentrated in the Midwest, Northeast, Southeast and the Southwest regions of the United States and serves approximately 250,000 customers through its 166 service centers.